                                                                      EXHIBIT 12

                                    HCA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                             YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                     2002     2001     2000     1999     1998
                                                    ------   ------   ------   ------   ------
EARNINGS:
  Income from continuing operations before
     minority interests and income taxes..........  $1,603   $1,596   $  600   $1,284   $1,151
  Fixed charges, exclusive of capitalized
     interest.....................................     558      647      663      581      695
                                                    ------   ------   ------   ------   ------
                                                    $2,161   $2,243   $1,263   $1,865   $1,846
                                                    ======   ======   ======   ======   ======
Fixed charges:
  Interest charged to expense.....................  $  446   $  536   $  559   $  471   $  561
  Interest portion of rental expense..............     112      111      104      110      134
                                                    ------   ------   ------   ------   ------
  Fixed charges, exclusive of capitalized
     interest.....................................     558      647      663      581      695
  Capitalized interest............................      37       15       21       19       21
                                                    ------   ------   ------   ------   ------
                                                    $  595   $  662   $  684   $  600   $  716
                                                    ======   ======   ======   ======   ======
  Ratio of earnings to fixed charges..............    3.63     3.39     1.85     3.11     2.58
                                                    ======   ======   ======   ======   ======